certification [Exhibit 99.906CERT]

Wendy Wang, Principal Executive Officer, and Sam Singh, Principal Financial Officer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer
Northern Lights Fund Trust IV	Northern Lights Fund Trust IV

/s/ Wendy Wang	/s/ Sam Singh
Wendy Wang	Sam Singh
Date:	5/4/2026	Date:	5/4/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.